Exhibit 4.9

REGISTRATION RIGHTS AGREEMENT

between

CNINSURE INC.

and

THE INVESTORS NAMED HEREIN

October 10, 2007

Registration Rights Agreement

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is entered into as of October 10, 2007, among CNinsure Inc., an exempted company incorporated in the Cayman Islands (the “Company”), and the investors listed on the signature pages hereto (collectively, the “Investors”). The Company and the Investors are referred to herein as “Parties” collectively and a “Party” individually.

WHEREAS, Super Able Investments Limited, a shareholder of the Company, is selling to the Investors ordinary shares in the Company (the “Shares”) pursuant to a letter agreement (the “Investor Agreement”) dated as of October 10, 2007 between Super Able Investments Limited and the Investors; and

WHEREAS, in connection with the purchase and sale of the Shares pursuant to the Investor Agreement, the Company and the Investors desire to enter into this Registration Rights Agreement.

NOW, THEREFORE, in consideration of the mutual promises herein contained, and other good and valuable consideration, the receipt and adequacy of which hereby is acknowledged, the parties hereto agree as follows:

1. Interpretation

1.1 Certain Definitions.

As used in this Agreement, the following terms shall have the following respective meanings:

“Adverse Disclosure” shall mean public disclosure of material non-public information that in the good faith judgment of a majority of the Board of Directors of the Company, after consultation with outside counsel to the Company, (i) would be required to be made in any registration statement filed by the Company so that such registration statement would be not false or misleading in any material respect, (ii) would not be required to be made at such time but for the filing or publication of such registration statement, and (iii) the Company has a bona fide business purpose for not disclosing publicly.

“Affiliate” of any person shall mean any person that, alone or together with any other person, directly or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, such person. For purposes of this definition, “control” means, when used with respect to any person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities, by contract, or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Exchange Act” shall mean the United States Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time.

“Free Writing Prospectus” shall mean any free writing prospectus (as defined in Rule 405 under the Securities Act) prepared by or on behalf of the Company or used or referred to by the Company in connection with any registrations pursuant to this Agreement.

“Registrable Securities” shall mean the Shares purchased by the Investors in accordance with the Investor Agreement.

The terms “register”, “registered” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of that registration statement.

“Securities Act” shall mean the United States Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder, all as the same shall be in effect at the time.

“SEC” shall mean the United States Securities and Exchange Commission.

1.2 Interpretation.

For all purposes of this Agreement, except as otherwise expressly provided, the terms defined in Section 1.1 shall have the meanings assigned to them in this Section 1 and capitalized terms used in this Agreement but not otherwise defined herein shall have the meanings ascribed to them in the Investor Agreement.

2. Piggyback Registration

2.1 Notice.

If the Company, at any time after the expiration of the Lock-Up Period specified in Section 3(b) of the Investor Agreement, proposes to register (including for this purpose a registration effected by the Company for holders of its securities other than the Investors) any of its securities under the Securities Act (other than (x) a registration relating solely to the sale of securities to participants in a Company stock plan or other employee benefit plan arrangement, (y) a registration relating to a corporate reorganization or other transaction under Rule 145 of the Securities Act or (z) a registration on Form S-8 or any successor form to such form), the Company shall promptly, but in no event less than 30 days prior to filing any registration statement, give each Investor written notice of its intention to undertake such registration and of such Investor’s rights under this Section 2.1. Upon the written request of any Investor given within 10 days after receipt of such notice, the Company shall, subject to the provisions of Section 2.2, effect the registration under the Securities Act of all of the Registrable Securities that each such Investor has requested to be registered, by inclusion of such Registrable Securities in the registration statement that covers the securities that the Company proposes to register (an “Incidental Registration”). If, at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason either not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to each Investor and, (i) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses in connection therewith), and (ii) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Securities, for the same period as the delay in registering such other securities, provided, however, that in each case of

(i) and (ii), if and when the Company shall restart or resume such registration process, each Investor shall continue to be entitled to exercise its piggyback registration rights in accordance with this Section 2 in such resumed or delayed registration of such other securities.

2.2 Underwriting.

(a) In connection with any offering involving an underwriting of the Company’s securities, the Company shall not be required under this Section 2 to include any Registrable Securities of an Investor in such underwriting unless such Investor enters into an underwriting agreement in customary form with an underwriter or underwriters selected by the Company, on terms and conditions approved by the Company; provided, that such underwriting agreement shall not impair the indemnification rights of the Investors granted under Section 5; and provided further, that no Investor shall be required to make any representations or warranties to, or agreements with, the Company or any underwriter in a registration other than customary representations, warranties and agreements relating to information regarding such Investor contained in a writing furnished by such Investor to the Company expressly for use in the related registration statement or prospectus, such Investor’s title to the Registrable Securities and authority to enter into the underwriting agreement, such Investor’s intended method of distribution and any other representations required by applicable law.

(b) If the total amount or kind of securities, including Registrable Securities, requested by security holders to be included in such offering exceeds the amount or kind of securities that the underwriters (or, in the case of an Incidental Registration not being underwritten, the Company) determine in good faith can be sold in the offering, then the Company shall be required to include in the offering only that number or kind of securities that the underwriters (or, in the case of an Incidental Registration not being underwritten, the Company) determine in good faith will not have a material adverse effect on the price, timing or distribution of the securities to be offered. The securities of each class to be included in such registration shall be allocated as follows: (i) first, 100% of the securities that the Company has proposed to sell shall be included therein; and (ii) second, and only if all the securities referenced in clause (i) have been included, the number of Registrable Securities of such class and other securities of such class held by other persons that have a contractual right to participate in such registration that, in the opinion of such underwriters (or, in the case of an Incidental Registration not being underwritten, the Company), can be sold without having a material adverse effect on such registration shall be included therein, with such number to be allocated pro rata among the Investors and such other persons which have requested participation in the Incidental Registration (based, for each such Investor or person on the percentage derived by dividing (x) the number of Registrable Securities of such class (and other securities of such class) which such Investor (or person) has requested to include in such Incidental Registration by (y) the aggregate number of Registrable Securities of such class and other securities of such class which all such Investors and other persons have requested to include.

(c) If any Investor disapproves of the terms of any such underwriting, such Investor may elect to withdraw therefrom by written notice to the Company and the underwriters, delivered at least 10 days prior to the effective date of the registration statement, provided that, the Company shall be entitled to reimbursement from the Investor of such withdrawn Registrable Securities for any SEC registration fees incurred by the Company in connection with the registration of such Registrable Securities.

3. Registration Procedures

3.1 Procedures.

If and whenever the Company is required by the provisions of Section 2 to effect the registration of any Registrable Securities under the Securities Act, the Company will, as expeditiously as possible:

(a) prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its reasonable efforts to cause such registration statement to become effective, and keep such registration statement effective for such period as is required by this Agreement, provided that the Company may discontinue any registration of its securities that are not Registrable Securities (and, under the circumstances specified in Section 2.1, its securities that are Registrable Securities), provided, further that before filing such registration statement or any amendments or supplements thereto, the Company will furnish to counsel selected by the Investors of Registrable Securities that are to be included in such registration copies of all such documents proposed to be filed, which documents will be subject to the prior review and comment of such counsel;

(b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus and all Free Writing Prospectuses, if any, used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

(c) furnish to the Investors of Registrable Securities included in such registration and each underwriter, if any, of the securities being sold by such Investors, such number of conformed copies of such registration statement and of each amendment and supplement thereto (in each case including all schedules and exhibits), copies of the prospectus, including a preliminary prospectus, and any Free Writing Prospectus related to such registration statement, in conformity with the requirements of the Securities Act;

(d) use its reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested in writing by the holders of the Registrable Securities included in such registration statement and any underwriter of such securities, and take any other action which may be reasonably necessary or advisable to keep such registration or qualification in effect so as to enable such selling Investors and underwriters to consummate the disposition in such jurisdictions of the securities owned by such selling Investor, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify generally to do business as a foreign corporation or to file a general consent to service of process in any such jurisdictions or to take any action which would subject it to taxation in any such jurisdiction where it is not then so subject;

(e) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement with the managing underwriter of such offering;

(f) furnish:

(i) to each Investor of Registrable Securities included in such registration statement a signed counterpart, addressed to such selling Investors and the underwriters, if any, of an opinion or opinions of counsel for the Company, dated the effective date of such registration statement (or, if such registration includes an underwritten public offering, an opinion or opinions dated the date of the closing under the underwriting agreement), reasonably satisfactory in form and substance to a majority of such selling Investors and underwriters, if any, covering such matters as are customarily covered in opinions of issuer’s counsel; and

(ii) to the underwriters, if any, a signed counterpart (with copies to the holders of the Registrable Securities included in such registration statement) of a “comfort” letter (or, in the case of any such person which does not satisfy the conditions for receipt of a “comfort” letter specified in Statement on Auditing Standards No. 72, as amended, an “agreed upon procedures” letter), dated the effective date of such registration statement and a “bring-down” letter of like kind dated the date of the closing under the underwriting agreement, signed by the independent public accountants who have certified the Company’s financial statements included in such registration statement, covering substantially the same matters with respect to such registration statement (and the prospectus included therein and any Free Writing Prospectus related to such registration statement) and with respect to events subsequent to the date of such financial statements, as are customarily covered in accountants’ letters delivered to the underwriters in underwritten public offerings of securities (with, in the case of an “agreed upon procedures” letter, such modifications or deletions as may be required under Statement on Auditing Standards No. 35, as amended);

(g) notify the Investors of Registrable Securities included in such registration statement and each underwriter, if any, promptly and confirm such advice in writing promptly thereafter:

(i) when the registration statement, any prospectus or any Free Writing Prospectus related thereto or post-effective amendment to the registration statement has been filed, and, with respect to the registration statement or any post-effective amendment thereto, when the same has become effective;

(ii) of any request by the SEC for amendments or supplements to the registration statement or the prospectus or any Free Writing Prospectus or for additional information;

(iii) of the issuance by the SEC of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings by any person for that purpose;

(iv) if at any time the representations and warranties of the Company made as contemplated by Section 2.2 cease to be true and correct; or

(v) of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the securities or blue sky laws of any jurisdiction or the initiation or threat of any proceeding for such purpose;

(h) notify each Investor of Registrable Securities included in such registration statement and each underwriter at any time when a prospectus relating thereto is required to be delivered under the Securities Act (or other applicable non-U.S. securities laws and regulations, as the case may be) upon the Company’s discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and at the request of each such Investor or underwriter prepare and furnish to such Investor and underwriter a reasonable number of copies of a supplement to or amendment of such prospectus or a Free Writing Prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state of material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

(i) otherwise use its reasonable efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least 12 months, beginning with the first full calendar month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder, and will furnish to each selling Investor at least five business days prior to the filing thereof a copy of any such earnings statement and shall not make available to security holders any such earnings statement to which Investors of at least a majority of the Registrable Securities included in such registration statement shall have reasonably objected on the grounds that such earnings statement does not comply in all material respects with the requirements of the Securities Act;

(j) make available, upon reasonable advance notice and at reasonable times, for inspection by a representative appointed by the Investors of a majority of the Registrable Securities, any managing underwriter(s) participating in any disposition pursuant to the registration statement and any attorney or accountant retained by such selling Investors or managing underwriter(s), all financial and other records, pertinent corporate documents and properties of the Company and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such person in connection with such registration as shall be necessary to permit a reasonable investigation within the meaning of Section 11 of the Securities Act (subject to the entry by each party referred to in this clause (j) into customary confidentiality agreements in a form reasonably acceptable to the Company); and

(k) use its reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of the registration statement at the earliest possible moment.

4. Expenses of Registration

The Company shall pay all expenses (other than underwriting discounts and commissions) incurred in connection with registrations of Registrable Securities pursuant to this Agreement and set forth in this paragraph (“Registration Expenses”). Such expenses are: all registration and filing fees, all stock exchange listing fees, all fees associated with filings required to be made with the Financial Industry Regulatory Authority, all fees and expenses of complying with state securities or blue sky laws, printers’ fees, fees and disbursement of the independent public accountants for the Company (including the expenses of any comfort letters required by the Company’s performance of and compliance with its obligations under this Agreement) and fees and disbursements of counsel for the Company.

5. Indemnification

5.1 Indemnification by the Company.

The Company will indemnify and hold harmless each Investor in respect of Registrable Securities covered by any registration provided in this Agreement, subsidiaries, Affiliates, officers, directors, employees, agents and representatives of each such Investor and each person, if any, who controls such Investor within the meaning of the Securities Act or the Exchange Act, against any and all liabilities, obligations, losses, damages, penalties, claims (or actions or proceedings in respect thereof), costs and expenses (including reasonable legal fees) (“Losses”), arising out of or based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act or other applicable non-U.S. securities laws, any preliminary prospectus contained therein, or any Free Writing Prospectus with respect to any securities that are subject to any such registration statement or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company shall not be liable in any such case for any such Loss to the extent that it arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in a registration statement or prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished by such Investor expressly for use therein. Such indemnity shall survive the transfer by such Investor of the securities it holds in the Company in accordance with Section 5.2 and the other provisions of this Agreement.

5.2 Indemnification by the Investors.

To the full extent permitted by law, each Investor selling Registrable Securities pursuant to a registration provided in this Agreement, severally and not jointly, will indemnify and hold harmless the Company, its subsidiaries, its Affiliates, each of its directors, each of its officers, employees, agents and representatives, any underwriter retained by the Company and each person, if any, who controls the Company or such underwriter within the meaning of the Securities Act or the Exchange Act, any other Investor selling securities pursuant to such registration and any of such other Investor’s subsidiaries, Affiliates, officers, directors, employees, agents and representatives and each of their successors and assigns and each person, if any, who controls such other Investor within the meaning of the Securities Act or the Exchange Act, against any Losses which are imposed on, incurred by or asserted against any such indemnified party under the Securities Act, the Exchange Act or any securities laws or other laws of any jurisdiction, common law or otherwise, in connection with the registration of securities provided in this Agreement, in each case to the extent (and only to the extent) that such Losses arise out of or are based upon an untrue statement or alleged untrue statement in, or omission or alleged omission from, a registration statement or prospectus or any amendment or supplement thereto, or any Free Writing Prospectus with respect thereto, in conformity with written information furnished by such Investor expressly for use therein; provided, however, that in no event shall any indemnity under this Section 5.2, together with any amounts payable under Section 5.3, exceed the net proceeds received by such indemnifying Investor from the offering out of which such Losses arise.

5.3 Indemnification Procedures.

Promptly after receipt by an indemnified party under this Section 5 of notice of the commencement of any action or proceeding by any third party (including any governmental action or proceeding) (a “Third Party Claim”), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 5, deliver to the indemnifying party a written notice of the commencement of such Third Party Claim containing reasonable detail of the Third Party Claim (a “Claim Notice”) and transmit to the indemnifying party a copy of all notices and documents received by the indemnified party pursuant to the Third Party Claim; provided that the failure to deliver a Claim Notice or the failure to transmit a copy of such notices and documents to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the indemnified party under this Section 5, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. The indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense of such Third Party Claim at its own expense with counsel selected by the indemnifying party and reasonably satisfactory to the indemnified parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate, based on the advice of counsel to the indemnified party, due to a conflict of interest between such indemnified party and the indemnifying party. No indemnifying party shall, without the written consent of the indemnified party (which shall not be unreasonably withheld), consent to the entry of any judgment or enter into any settlement of any Third Party Claim (whether or not the indemnified party is an actual or potential party to such action or claim) if such judgment or settlement includes a statement as to an admission of fault, culpability or a failure to act on behalf of any indemnified party. No indemnifying party shall consent to entry of any judgment or enter into any settlement which does not include an unconditional release of each indemnified party from all liability in respect to such Third Party Claim. No indemnified party shall consent to the entry of any judgment or enter into any settlement in any Third Party Claim, the defense of which has been assumed by an indemnifying party, without the written consent of such indemnifying party.

The indemnification required by this Section 5 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Damages are incurred. The indemnity agreements contained herein shall be in addition to (i) any cause of action or similar right of the Indemnified Party or Indemnified Person against the indemnifying party or others, and (ii) any liabilities the indemnifying party may be subject to pursuant to the law.

5.4 Contribution.

If the indemnification provided for in this Section 5 is unavailable to or insufficient to hold harmless an indemnified party referred to in Section 5.1 or 5.2 with respect to any Loss referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such Loss in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and by the indemnified party on the other from the offering out of which the Losses arise. If the allocation provided by the immediately preceding sentence is unavailable with respect to any Loss for any reason, the indemnifying party and the indemnified party severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the indemnifying party on the one hand and the indemnified party on the other in connection with the Losses, as well as any other relevant equitable considerations. Relative benefits received by a party shall be deemed to be in the same proportion as the net proceeds from the offering (before deducting expenses) received by such party bear to the aggregate public offering price of the securities offered in the offering. Relative fault shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the indemnifying party on the one hand or the indemnified party on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Parties agree that it would not be just and equitable if contribution were determined by pro rata allocation (even if the Investors were treated as one entity for such purpose) or any other method of allocation that does not take account of the equitable considerations referred to above. The amount paid or payable by an indemnified party as a result of any Loss shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding any other provisions of this Section 5.4, no Investor will be required to contribute under this Section 5 any amount in excess of the amount by which the net proceeds received by such Investor in the offering exceed the amount of any damages that such Investor has otherwise been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission; and (b) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentations.

5.5 Survival.

The obligations of the Company and Investors under this Section 5 shall survive the completion of any offering of Registrable Securities in a registration statement under this Agreement.

6. Miscellaneous

6.1 Term

This Agreement shall terminate with respect to each Investor upon the earlier of (i) the date as of which all of the Registrable Securities of such Investor have been sold pursuant to a registration statement or (ii) when such Investor is permitted to sell such Investor’s Registrable Securities under Rule 144(k) under the Securities Act (or any similar provision then in force permitting the sale of restricted securities without limitation on the amount of securities sold or the manner of sale).

6.2 Successors and Assigns.

This Agreement shall be binding upon and inure to the benefit of the respective legatees, legal representatives, successors and assigns of the Investors; provided, however, that no Investor may assign this Agreement or any of its rights or obligations hereunder without the consent of the Company.

6.3 Governing Law.

This Agreement and, to the fullest extent permitted by applicable law, all matters arising out of or relating to this Agreement, shall be governed by and construed in accordance with the law of the State of New York, United States of America.

6.4 Dispute Resolution.

(a) Any dispute, controversy or claim (each, a “Dispute”) arising out of or relating to this Agreement, or the interpretation, breach, termination or validity hereof, shall be resolved at the first instance through consultation between the parties to such Dispute. Such consultation shall begin immediately after any Party has delivered written notice to any other Party to the Dispute requesting such consultation.

(b) If the Dispute is not resolved within 60 days following the date on which such notice is given, the Dispute shall be submitted to arbitration upon the request of any Party to the Dispute with notice to each other Party to the Dispute (the “Arbitration Notice”).

(c) The arbitration shall be conducted in Hong Kong Special Administrative Region (“Hong Kong”) under the auspices of the Hong Kong International Arbitration Centre (the “Centre”). There shall be three arbitrators. The claimants in the Dispute shall collectively choose one arbitrator, and the respondents shall collectively choose one arbitrator. The Secretary General of the Centre shall select the third arbitrator, who shall be qualified to practice law in the State of New York. If any of the members of the arbitral tribunal have not been appointed within 30 days after the Arbitration Notice is given, the relevant appointment shall be made by the Secretary General of the Centre.

(d) The arbitration proceedings shall be conducted in English. The arbitration tribunal shall apply the Arbitration Rules of the United Nations Commission on International Trade Law, as in effect at the time of the arbitration, which rules shall be deemed to have been incorporated by reference into this Section 6.4. However, if such rules are in conflict with the provisions of this Section 6.4, including the provisions concerning the appointment of arbitrator, the provisions of this Section 6.4 shall prevail.

(e) Each Party to the arbitration shall cooperate with each other Party to the arbitration in making full disclosure of and providing complete access to all information and documents requested by such other party in connection with such arbitration proceedings, subject only to any confidentiality obligations binding on such Party.

(f) The award of the arbitration tribunal shall be final and binding upon the Parties, and the prevailing Party may apply to a court of competent jurisdiction for enforcement of such award.

(g) Any party to the Dispute shall be entitled to seek preliminary injunctive relief, if possible, from any court of competent jurisdiction pending the constitution of the arbitral tribunal.

(h) During the course of the arbitration tribunal’s adjudication of the dispute, this Agreement shall continue to be performed except with respect to the part in dispute and under adjudication.

(i) The cost of arbitration (including legal, accounting and other professional fees and expenses reasonably incurred by any prevailing party with respect to the investigation, collection, prosecution and/or defense of any claim in the Dispute) shall be borne by the losing Party or Parties unless otherwise determined by the arbitration award.

6.5 Counterparts and Facsimile Execution.

This Agreement and any amendment hereto or any other agreement (or document) delivered pursuant hereto may be executed in any number of counterparts, each of which shall be an original but all of such counterparts together shall constitute one and the same instrument and shall become effective (unless otherwise provided therein) when all counterparts have been signed by all relevant parties and delivered to the other parties. Any counterpart or other signature delivered by a Party by facsimile shall be deemed for all purposes as being a good and valid execution and delivery of this Agreement by that Party.

6.6 Titles and Subtitles; References.

The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement, nor as evidence of the intention of the Parties hereto. Except where otherwise indicated, all references in this Agreement to Sections or Sections refer to Sections or Sections of this Agreement.

6.7 Notices.

Except as otherwise provided in this Agreement, all notices and other communications pursuant to this Agreement shall be in writing and shall be delivered in person, by courier, by e-mail (as long as the sender receives no non-delivery notice and the notice is followed by delivery in person, by courier or facsimile transmission), by facsimile transmission (with oral confirmation of receipt) or by certified air mail (postage prepaid, return receipt requested, if available). All such notices shall be sent to the facsimile number, e-mail address or address (as the case may be) specified for the intended recipient in Schedule 6.7, or to such other number or address as such recipient may have last specified by notice to the other Parties. All such notices shall be effective upon receipt.

6.8 Amendments and Waivers.

Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by the written consent of the Parties and each subsequent Investor of any Registrable Securities. No delay or omission to exercise any right, power, or remedy accruing to any Party, upon any breach, default or noncompliance by another Party under this Agreement shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. No waiver of any provision nor consent to any exception to the terms of this Agreement shall be effective unless in writing and signed by the Party to be bound and then only to the specific purpose, extent and instance so provided. Any amendment or waiver effected in accordance with this Section 6.8 shall be binding upon each of the Parties hereto and their successors and permitted assigns. All remedies, either under this Agreement, by law, or otherwise afforded to any Party shall be cumulative and not alternative.

6.9 Severability.

If any provisions of this Agreement shall be held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the remaining provisions of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

6.10 Entire Agreement.

This Agreement, the other Transaction Documents and all other documents referred to in this Agreement constitute the entire agreement and understanding among the Parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings, duties or obligations between the Parties with respect to the subject matter hereof and no Party shall be liable or bound to any other Party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein.

6.11 Interpretation.

Unless a provision in this Agreement expressly provides otherwise: (i) the term “or” is not exclusive; (ii) words in the singular include the plural, and words in the plural include the singular; (iii) the terms “herein,” “hereof,” and other similar words refer to this Agreement as a whole and not to any particular section, subsection, paragraph, clause, or other subdivision; (iv) the term “including” will be deemed to be followed by “, but not limited to,”; (v) the masculine, feminine, and neuter genders will each be deemed to include the others; (vi) the terms “shall,” “will,” and “agrees” are mandatory, and the term “may” is permissive; and (vii) the term “day” means “calendar day.”

6.12 No Presumption.

The Parties acknowledge that any applicable law that would require interpretation of any claimed ambiguities in this Agreement against the Party that drafted it has no application and is expressly waived. If any claim is made by a Party relating to any conflict, omission or ambiguity in the provisions of this Agreement, no presumption or burden of proof or persuasion will be implied because this Agreement was prepared by or at the request of any Party or its counsel.

6.13 Specific Performance.

Each of the Parties hereto recognizes and acknowledges that a breach by it of any covenants or agreements contained in this Agreement will cause the other Party to sustain damage for which it would not have an adequate remedy at law for money damages, and therefore each of the Parties hereto agrees that in the event of any such breach the aggrieved Party shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity.

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IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by its duly authorized officers as of the day and year first above written.

CNINSURE INC.
By	/s/ Yinan Hu
Name:
Title:
CEPHEI INVESTMENT HOLDING LIMITED
By	/s/ Li Gang
Name:	Li Gang
Title:	Director

SIGNATURE PAGE TO THE REGISTRATION RIGHTS AGREEMENT